SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LIBERTY PROPERTY TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 17, 2007

The 2007 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the “Trust”), will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 17, 2007 at 11:00 a.m., local time, for the following purposes:

1.	To elect two Class I trustees to hold office until the Annual Meeting of Shareholders to be held in 2010 and until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007;

3.	To consider and vote on a proposal to amend and restate the Liberty Property Trust Amended and Restated Share Incentive Plan, without increasing the number of shares available for grant thereunder, including among other things to add to the types of awards available for grant under the Plan; and

4.	To transact such other business as may properly come before the meeting.

The Board of Trustees has fixed the close of business on March 20, 2007 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

By Order of the Board of Trustees,

James J. Bowes
Secretary

Malvern, Pennsylvania
April 16, 2007

Please Complete and Return Your Signed Proxy Card

     Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2007

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the “Trust” or the “Company”), for use at the Trust’s 2007 Annual Meeting of Shareholders (the “Meeting”) to be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on May 17, 2007 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about April 16, 2007. Only shareholders of record at the close of business on March 20, 2007 (the “Record Date”) shall be entitled to notice of and to vote at the Meeting.

If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the “common shares”) represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007 and FOR approval of the proposal to amend and restate the Trust’s Amended and Restated Share Incentive Plan, without increasing the number of shares available for grant thereunder, including among other things to add to the types of awards available for grant under the Plan. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

On the Record Date, the Trust had 91,558,579 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker “non-votes” are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Abstentions and broker “non-votes” will affect each of the proposals described in this proxy as follows:

•	On the proposal to elect two Class I trustees to hold office until the Annual Meeting of Shareholders to be held in 2010 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Abstentions will not be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal.

•	The vote of a majority of all the votes cast at the Meeting is necessary to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal.

•	The vote of a majority of all the votes cast at the Meeting is necessary to amend and restate the Liberty Property Trust Amended and Restated Share Incentive Plan, provided that the total votes cast on the proposal represent over 50% in interest of all common shares entitled to vote on the proposal. For purposes of this proposal, abstentions will be treated as votes cast, and therefore will have the effect of a vote against the proposal. In addition, unless that the total votes cast on the proposal represent over 50% in interest of all common shares entitled to vote on the proposal, broker non-votes will have the effect of votes against the proposal.

Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee. A majority of all votes cast in an election for trustee means that the number of shares voted “for” a nominee for trustee must exceed the number of votes cast as “withheld” from that nominee. In addition, the Trust recently amended its corporate governance policies to provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee will then make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in the Board of Trustee’s decision. There is no cumulative voting in the election of trustees.

Also assuming a quorum is present at the Meeting, a majority of the votes cast at the Meeting will be sufficient to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007 and to approve the proposal to amend and restate the Trust’s Amended and Restated Share Incentive Plan. A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 20, 2007 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page 17, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person’s name, except as otherwise noted.

	Number of
	Shares
	Beneficially		Percent of
Beneficial Owners	Owned		Class

William P. Hankowsky	345,613	(1)	*
Robert E. Fenza	417,369	(2)	*
George J. Alburger, Jr.	549,291	(3)	*
James J. Bowes	263,094	(4)	*
Michael T. Hagan	81,621	(5)	*
Frederick F. Buchholz	54,495	(6)	*
Thomas C. DeLoach, Jr.	37,553	(7)	*
Daniel P. Garton	16,902	(8)	*
J. Anthony Hayden	111,268	(9)	*
M. Leanne Lachman	57,513	(10)	*
David L. Lingerfelt	74,261	(11)	*
Jose A. Mejia	2,655	(12)	*
John A. Miller	55,698	(13)	*
Stephen B. Siegel	31,813		*
Cohen & Steers, Inc.	12,963,542	(14)	14.2%
ING Groep N.V.	8,505,042	(15)	9.3%
Barclays Global Investors, NA	5,195,225	(16)	5.7%
Morgan Stanley	5,008,069	(17)	5.5%
The Vanguard Group, Inc.	4,925,550	(18)	5.4%
All trustees and executive officers as a group (14 persons)	2,099,146	(19)	2.3%

*	Represents less than one percent of class.

(1)	Includes 252,714 common shares subject to options exercisable within 60 days after March 20, 2007.

(2)	Includes 166,754 common shares subject to options exercisable within 60 days after March 20, 2007 and 195,043 common shares issuable upon exchange of units of limited partnership interest (“Units”) of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership”) which, as of December 31, 2006, was 95.6% owned by the Trust. Also includes 700 common shares, held by Mr. Fenza as custodian for his children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership. Includes 110,000 Units pledged by the beneficial owner as security for loans.

(3)	Includes 431,357 common shares subject to options exercisable within 60 days after March 20, 2007.

(4)	Includes 237,225 common shares subject to options exercisable within 60 days after March 20, 2007. Also includes 40 common shares held by Mr. Bowes’ child, as to which Mr. Bowes disclaims beneficial ownership.

(5)	Includes 12,259 common shares subject to options exercisable within 60 days after March 20, 2007 and 14,491 common shares issuable upon exchange of Units.

(6)	Includes 28,500 common shares subject to options exercisable within 60 days after March 20, 2007.

(7)	Includes 2,250 common shares subject to options exercisable within 60 days after March 20, 2007.

(8)	Includes 13,500 common shares subject to options exercisable within 60 days after March 20, 2007.

(9)	Includes 38,500 common shares subject to options exercisable within 60 days after March 20, 2007. Includes 20,000 common shares pledged by the beneficial owner as security for loans.

(10)	Includes 28,500 common shares subject to options exercisable within 60 days after March 20, 2007.

(11)	Includes 33,750 common shares subject to options exercisable within 60 days after March 20, 2007 and 30,674 common shares issuable upon exchange of Units. Also includes 987 common shares held by trusts for the benefit of Mr. Lingerfelt’s children, as to which Mr. Lingerfelt disclaims beneficial ownership.

(12)	Includes 1,250 common shares subject to options exercisable within 60 days after March 20, 2007.

(13)	Includes 38,750 common shares subject to options exercisable within 60 days after March 20, 2007.

(14)	As of December 31, 2006, Cohen & Steers, Inc. (“Cohen & Steers”) had sole dispositive power and sole voting power over 12,881,805 and 11,972,905 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Cohen & Steers with the Securities and Exchange Commission. Cohen & Steers’ address is 280 Park Avenue, 10th Floor, New York, NY 10017.

(15)	As of December 31, 2006, ING Groep N.V. had sole dispositive power and sole voting power over 8,505,042 common shares. This information is based solely on a review of a Schedule 13G filed by ING Groep, N.V. with the Securities and Exchange Commission. ING’s address is Amstelveenseweg 500, 1081KL Amsterdam, The Netherlands.

(16)	As of December 31, 2006, Barclays Global Investors Japan Limited and certain of its affiliates (“Barclays”) had sole dispositive power and sole voting power over 5,195,225 and 4,779,831 common shares, respectively. These entities expressly disclaim “group” status, as defined in Rule 13d-1 under the Exchange Act. This information is based solely on a review of a Schedule 13G filed by Barclays with the Securities and Exchange Commission. Barclays’ address is Ebisu Prime Square, Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.

(17)	As of December 31, 2006, Morgan Stanley had sole dispositive power and sole voting power over 5,008,069 and 3,448,346 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Morgan Stanley with the Securities and Exchange Commission. Morgan Stanley’s address is 1585 Broadway, New York, NY 10036.

(18)	As of December 31, 2006, The Vanguard Group, Inc. (“Vanguard”) had sole dispositive power and sole voting power over 4,925,550 and 37,152 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Vanguard with the Securities and Exchange Commission. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(19)	Includes 1,285,309 common shares subject to options exercisable within 60 days after March 20, 2007 and 240,208 common shares issuable upon exchange of Units. Includes 130,000 common shares pledged by the beneficial owners as security for loans, of which 110,000 are common shares issuable upon exchange of Units pledged by the beneficial owner as security for loans.

ELECTION OF TRUSTEES AND CONTINUING TRUSTEES

In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at ten. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Two Class I trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2010 and until their successors are duly elected and qualified. Both of the nominees for election as trustee currently serve as trustees of the Trust.

A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

Management believes that both of its nominees are willing and able to serve the Trust as trustee. If either nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

The following is a brief description of the nominees for election as trustee and of the other continuing trustees of the Trust.

Nominations for Election as Class I Trustees with Terms to Expire in 2010

J. Anthony Hayden, age 63, has served as a trustee of the Trust since June 1994. Mr. Hayden is Chairman of Hayden Real Estate Investments, LLC, a privately-held commercial real estate investment and acquisition firm. Prior to forming Hayden Real Estate Investments, LLC Mr. Hayden was Chairman of Beacon Commercial Real Estate LLC. The company was formed as Hayden Real Estate in 1996. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Trustees. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the Mid-Atlantic/Mid-West region. Mr. Hayden is a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. In the past he has served on the boards of Pierce Leahy Corporation, Founders Bank and TeleSpectrum Worldwide. Mr. Hayden currently serves on the boards of a variety of not-for-profit entities, including LaSalle University.

M. Leanne Lachman, age 64, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. Ms. Lachman has specialized in real estate investment management for institutions since 1987. Prior to her employment with Lend Lease Real Estate Investment, Ms. Lachman served as a Managing Director for Boston Financial and Schroder Real Estate Associates. Ms. Lachman is a director of Lincoln National Corporation and Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation. Additionally, Ms. Lachman is an Executive-in-Residence at Columbia Business School.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR the election of both nominees. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Continuing Class II Trustees with Terms to Expire in 2008

Frederick F. Buchholz, age 61, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate’s New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. Mr. Buchholz is a member of the Appraisal Institute and is a member of the Board of Trustees of GMH

Communities Trust (NYSE:GCT) and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

Thomas C. DeLoach, Jr., age 59, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in a Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red Horse Racing II, LLC since 2005. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG).

Daniel P. Garton, age 49, has served as a trustee of the Trust since December 2001. Since September 2002, Mr. Garton has served as Executive Vice President-Marketing of AMR Corporation’s American Airlines unit. In that position, Mr. Garton oversees American Airlines’ activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998 and served as President of American Eagle Airlines for three years beginning in July 1995. American Eagle Airlines is a wholly owned subsidiary of AMR Corporation. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President-Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines.

Stephen B. Siegel, age 62, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman of Global Brokerage Services of CB Richard Ellis, one of the world’s premier full service real estate companies. Prior to its merger with CB Richard Ellis, Mr. Siegel was the Chairman and Chief Executive Officer of Insignia/ESG, Inc., one of the premier commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the President and Chief Executive Officer of Insignia/ESG, Inc.’s predecessor company, Edward S. Gordon Company (“ESG”), in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, including as Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the General Chairman of the Association for the Help of Retarded Children. He is also Chairman of the YMCA’s Capital Campaign. In addition, Mr. Siegel is a board member for the City Center 55th Street Theater Foundation, the Greater New York Council of the Boy Scouts of America, the Foundation Fighting Blindness, Rabin Medical Center — New York Chapter, National Jewish Medical and Research Center and Key Hospitality Acquisition Corp., and he serves as Vice Chairman of the Board of the Benjamin N. Cardozo School of Law.

Continuing Class III Trustees with Terms to Expire in 2009

William P. Hankowsky, age 56, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation (“PIDC”) from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia’s economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Philadelphia Convention and Visitors Bureau, Innovation Philadelphia, Philadelphia Shipyard Development Corporation, Philadelphia Board of Trade and the Kimmel Center for the Performing Arts.

David L. Lingerfelt, age 54, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is a Vice President and Commercial Counsel of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt was an attorney in private practice specializing in commercial transactions. Mr. Lingerfelt has previously served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport. Mr. Lingerfelt is currently a director of the Reverse Exchange Division for LandAmerica 1031 Exchange Services.

John A. Miller, age 79, has served as a trustee of the Trust since May 1995. Mr. Miller retired in July 1997 from the Board of Trustees of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Boards of Directors, including those of BetzDearborn, Bryn Mawr Hospital, Guarantee Reassurance Corp., CoreStates Financial Corp., CoreStates Bank N.A. and the National Constitution Center.

Jose A. Mejia, age 46, has served as a trustee of the Trust since June 2005. Mr. Mejia is the Executive Vice President of Operations for Spansion, Inc., previously a joint venture of AMD and Fujitsu and a leading Flash memory solutions provider. Prior to joining Spansion in 2006, Mr. Mejia served in several executive positions with Lucent Technologies, most recently as President of Lucent’s Supply Chain Networks where he oversaw all aspects of the company’s supply chain. He joined Lucent in 1999, and previously held executive positions in supply chain management and planning at Nortel Networks, Bay Networks, Ford Motor Company, IBM and Owens Illinois. Mr. Mejia also serves on the boards of the Pella Corporation and the Smithsonian Institute — Latino Center. He is also a member of the board of advisors for the Fuqua School of Business at Duke University.

Additional Executive Officers

Robert E. Fenza, age 49, has served as an Executive Vice President of the Trust since March 1994, with principal responsibility for operations, property management and asset management. Effective April 1, 2000, Mr. Fenza assumed the additional title of Chief Operating Officer of the Trust. Mr. Fenza joined Rouse & Associates in 1984. Mr. Fenza serves on the Foundation Board for the Charter High School for Architecture and Design in Philadelphia. Mr. Fenza also chairs the Development Committee for the College of Arts & Architecture at the Pennsylvania State University and is a member of the National Council of Penn State Philanthropy.

George J. Alburger, Jr., age 59, became Chief Financial Officer and Treasurer of the Trust in May 1995. Effective October 24, 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger was formerly a Senior Manager with PriceWaterhouse, LLP.

James J. Bowes, age 53, has served as General Counsel and Secretary of the Trust since December 1996. Mr. Bowes joined the Trust from the law firm of Blank Rome LLP, where he was a partner in the Corporate Department. Prior to joining Blank Rome, he served with the Securities and Exchange Commission.

Michael T. Hagan, age 49, has served as Chief Investment Officer of the Trust since May 2005. Mr. Hagan joined the Trust in 1989 and has served the Trust in a number of capacities, including, prior to his appointment as Chief Investment Officer, as Senior Vice President — Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.

Committees of the Board of Trustees

Audit Committee.  The Board’s Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board’s Audit Committee currently consists of four independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. DeLoach (Chair), Garton and Miller and Ms. Lachman. Mr. DeLoach is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee met ten times, including five by teleconference, during the last fiscal year. See “Report of the Audit Committee.”

Compensation Committee.  The Board’s Compensation Committee is empowered to determine compensation for the Trust’s executive officers and to administer the Trust’s Amended and Restated Share Incentive Plan. Members of the Compensation Committee are Ms. Lachman (Chair) and Messrs. Buchholz, DeLoach and Mejia, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Siegel also served on the Compensation Committee until December 2006. The Compensation Committee met six times, including once by teleconference, during the last fiscal year. See “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. The Corporate Governance and Nominating Committee has and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under “Corporate Governance — Shareholder Nominations for Trustees.” Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

The members of the Corporate Governance and Nominating Committee are Messrs. Hayden (Chair), Buchholz, Mejia and Miller. All of the members of the Corporate Governance and Nominating Committee are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met six times, including once by teleconference, during the last fiscal year. See “Report of the Corporate Governance and Nominating Committee.”

Committee Charters

Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the “Investor Information” section of the Trust’s web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees’ Attendance at Meetings

The Board of Trustees held 11 meetings last year, including six by teleconference. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.

Trustees’ Compensation

The 2007 compensation policy for trustees who are not also officers and full-time employees of the Trust is the same as the policy that was in place in 2006. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares with a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings.

Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion And Analysis

Introduction

Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

2006 Compensation

General

As is its practice, our Compensation Committee made its final compensation determinations for 2006 at a meeting held early the following year, in this case on March 19, 2007. This meeting followed several preliminary meetings of the Compensation Committee regarding 2006 compensation that were held during 2006 and early in 2007. These determinations include final determinations of cash bonuses and long-term incentive awards for 2006 performance. At the same meeting, the Compensation Committee set base salaries for the following fiscal year and bonus and long-term incentive targets for 2007.

Compensation Objectives

The compensation paid or awarded to our named executive officers for 2006 was designed to meet the following objectives:

•	Provide compensation that is competitive with compensation for executive officers providing comparable services, taking into account the size of our company and the compensation paid by members of a peer group consisting of a selected group of REITs in our market sectors. We refer to this objective as “competitive compensation.”

•	Create a compensation structure under which a meaningful portion of total compensation is designed to support the achievement by the Trust of desired performance and to relate to the Trust’s actual performance, including long-term performance. We refer to this objective as “performance incentives.”

•	Encourage the aggregation and maintenance of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of executive officers to those of the Trust’s shareholders by linking a portion of executive compensation directly to increases in shareholder value. We refer to this objective as “stakeholder incentives.”

•	Provide compensation and benefits that will attract, motivate and retain superior talent over the long-term. We refer to this objective as “retention incentives.”

We fashioned various components of our 2006 compensation payments and awards to meet these objectives as follows:

Type of Compensation	Objectives Addressed

Salary	Competitive Compensation
Bonus	Performance Incentives Competitive Compensation Retention Incentives
Long-Term Incentive Compensation — Restricted Share Awards and Options to Purchase Shares	Stakeholder Incentives Competitive Compensation Retention Incentives Performance Incentives

Determination of Competitive Compensation

In assessing competitive compensation, we relied on data provided to us in 2005 and 2006 by our independent compensation consultant, Towers Perrin. The compensation consultant provides this data to us on a regular basis. The compensation consultant employed its standard methodology to develop competitive compensation levels for seasoned executives having similar responsibilities, using comparative industry data derived from its executive compensation database, the NAREIT Compensation Survey and proxy data from a peer group consisting of certain office and industrial REITs. We believe that data regarding this peer group is useful with regard to an assessment of compensation for our named executive officers because it lends itself to a useful analysis of industry practices and to comparisons as to individual positions. The REITs that comprised the peer group for making decisions with respect to annual bonus and long-term incentive compensation are generally those that appear in the NAREIT Index as either “office,” “industrial” or “mixed,” subject to an appropriate market capitalization threshold. These REITs are listed below:

Alexandria Real Estate Equities, Inc.	Franklin Street Properties Corp.
AMB Property Corporation	Highwoods Properties, Inc.
BioMed Realty Trust, Inc.	HRPT Properties Trust
Boston Properties, Inc.	Kilroy Realty Corporation
Brandywine Realty Trust	Mack-Cali Realty Corporation
Corporate Office Properties Trust	Maguire Properties, Inc.
Cousins Properties Incorporated	Parkway Properties, Inc.
Crescent Real Estate Equities Company	ProLogis
Duke Realty Corporation	PS Business Parks, Inc.
Eastgroup Properties, Inc.	SL Green Realty Corp.
First Industrial Realty Trust, Inc.	Washington Real Estate Investment Trust

We have historically sought to maintain named executive officers’ salaries at or below the median of salaries for comparable executives based on trailing proxy data. Additionally, we have set our bonus and long-term incentive targets for named executive officers based on a review of the same type of data noted in the preceding paragraph. We check annually to see if our total cash compensation and total direct compensation are in line with the aforementioned industry data but do not regularly adjust these targets. Historically, both annual bonus and long term incentive payouts have been a product of Company performance measured against a peer group, the details of which are discussed below.

A comparison in early 2006 of the data to the Company’s 2005 salaries and target 2006 compensation indicated that:

•	In general, salaries for the named executive officers were significantly below market.

•	In general, total cash compensation and total direct compensation were significantly below market.

Salaries

Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by peer group members. Changes in individual base salaries are based in part on the review of the report prepared by the independent compensation consultant, which included a review of peer group practices and other compensation data, as well as the individual’s responsibility, experience and performance and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually. Based on the considerations described above, we adjusted the salaries of our named executive officers in early 2006 as follows:

Name	Salary*

William P. Hankowsky	$500,000
Robert E. Fenza	$355,000
George J. Alburger, Jr.	$350,000
James J. Bowes	$305,000
Michael T. Hagan	$275,000

*	Salary increases were approved on March 15, 2006, to be effective January 1, 2006.

As a result of these adjustments, all named executive officers’ salaries were within a range deemed appropriate by the Compensation Committee for comparable executives derived from the peer group discussed above.

Annual Bonus Program

While the principal objective of our annual non-equity incentive compensation program, which we refer to as our annual bonus program, is to provide a short-term performance incentive, we nevertheless consider competitive factors, including total cash compensation of peers.

Under our annual bonus program, we established goals in 2006 that were based on the financial performance of the Trust with respect to funds from operations (“FFO”) relative to a peer group selected by the Compensation Committee. These goals are the same for all of our named executive officers, despite the fact that the named executive officers have differing responsibilities. We historically have paid bonuses based solely on an overall company goal, without regard to individual incentive criteria that might be based on specific aspects of the named executive officers’ responsibilities. We believe that this common goal has encouraged the named executive officers to function as a team and encouraged a united approach to achieving the best result for shareholders.

Specifically, each named executive officer was entitled to earn an annual bonus, payable in cash, that is equal to a specified percentage of his salary (105% for chief executive officer and 85% for chief operating officer, chief financial officer, chief investment officer and chief legal officer). The base amount of the bonus is then subject to a multiplier, based on the Trust’s achievement with respect to the growth of its funds from operations relative to a peer group, in accordance with the schedule set forth below:

FFO Growth Performance	Bonus Payout Multiplier

25th Percentile of Peer Group Median of Peer Group 75th Percentile of Peer Group	50% of Bonus Target 100% of Bonus Target 150% of Bonus Target

We believed in the past that FFO growth compared to the FFO growth of a selected peer group was the appropriate measure of overall Company performance because FFO growth is generally recognized as the standard for reporting the operating performance of a REIT.

In the Committee’s view, however, during 2005 and 2006 certain trends and practices impacted the metrics that we have historically used to measure our relative performance and those trends and practices required an adjustment to the metrics. The first trend was the inclusion of substantial transaction and fee income in FFO. A number of members of the peer group now include gain on sale from buildings and fee income in FFO, while our FFO continues to consist almost entirely of rental income. This has had an adverse impact on our relative FFO performance.

The second factor is dramatic changes to the peer group during this period due to private equity activity and public company consolidation. Due to the elimination of several members from our peer group we altered the composition of the group.

Finally, the Company determined in 2006 to pursue an aggressive disposition policy to harvest value through the sale of fully-stabilized properties which offered little future growth to shareholders, to dispose of certain older, capital intensive properties and to exit certain markets altogether and product types in certain other markets. The proceeds of these sales were used to attempt to reposition the portfolio for more significant growth through better markets and product types. The Committee and Board believe this activity is in the best interest of the shareholders. It did, however, have a short term negative impact on FFO growth.

In light of the foregoing, the Committee, after considering a variety of factors, adjusted the bonus formula by increasing the bonus payout multiplier from 35.4%, which is what the original formula would have resulted in, to 46.8%. Thus, for 2006, the amount of annual bonus award to each of the named executive officers was the following:

Amount

William P. Hankowsky	$245,700
Robert E. Fenza	$141,219
George J. Alburger, Jr.	$139,230
James J. Bowes	$121,329
Michael T. Hagan	$109,395

Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. We believe that this inducement encourages share ownership and further aligns employee and shareholder interest. Dividends are paid on common shares issued pursuant to such awards for 2006 performance and contractual restrictions on sale related to such awards will expire on March 19, 2008.

The annual bonus award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the named executive officer in cash appears in the “Non-Equity Incentive Plan Compensation” column, while the portion which the named executive officer elected to take in shares appears in the “Share Awards” column.

Long-Term Incentive Program — Equity-Based Compensation

After consultation with the compensation consultant, consideration of independent compensation data and the objectives of the compensation policy, the Compensation Committee has instituted a long-term incentive compensation (“LTI”) program for named executive officers that is linked directly to relative total shareholder return (“TSR”). It is intended that LTI awards made to named executive officers will be derived from the Company’s TSR measured against a peer group determined by the Compensation Committee, with the amount of the award varying with relative performance.

In 2006, as it has for several years, awards pursuant to our LTI program included awards of options and restricted shares. Each named executive officer is eligible pursuant to our LTI program to receive an LTI payment that is a function of salary, with each named executive officer able to earn a specified percentage of salary (215% for chief executive officer and 130% for chief operating officer, chief financial officer, chief investment officer and chief legal officer), subject to certain caps determined in the discretion of the Compensation Committee. The LTI payment is typically made in a combination of restricted shares and options, with an approximate 80%/20% split favoring the use of restricted shares. This emphasis is based on considerable study and guidance from the compensation consultant. The base amount of the LTI payment would be subject to a multiplier in accordance with the schedule set forth below:

TSR Performance	LTI Award

25th Percentile of Peer Group Median of Peer Group 75th Percentile of Peer Group	50% of LTI Target 100% of LTI Target 150% of LTI Target

As noted above, the named executive officers receive awards, the amount of which is determined by the Company’s TSR relative to the peer group. We believe that TSR growth compared to TSR growth of a selected peer group is an appropriate measure of company performance for these purposes because it aligns the interests of the named executive officers with the interests of the shareholders.

However, in the Committee’s view, strict adherence to the formula would have delivered an inappropriate result with respect to 2006. As noted above, the inclusion of substantial transaction and fee income in FFO by many members of our peer group had an adverse impact on our relative FFO performance. In many cases, this enhanced FFO is reflected in a higher stock price for the peer group constituents and has had an adverse impact on our relative TSR. Similarly, the negative impact on our FFO growth due to the repositioning of the portfolio to better markets and product types has had an adverse impact on our share price. In light of the foregoing, the Committee determined to implement a floor to the formula for 2006 at the 25th percentile. The floor corresponds to the cap currently in place with respect to the 75th percentile. As such, the Company’s TSR of 20.8% was deemed to be the equivalent of the TSR at the 25th percentile, which TSR was 24.2.%. Thus, for 2006, the actual amounts earned as LTI and granted to the named executive officers on March 19, 2007 pursuant to the long term incentive program, in terms of number or shares and options and the fair value thereof, are as follows:

	Shares		Option
	Number	Value(a)	Number	Value(b)

William P. Hankowsky	8,645	$430,000	18,926	$107,500
Robert E. Fenza	3,711	$184,600	8,125	$46,150
George J. Alburger, Jr.	3,659	$182,000	8,011	$45,500
James J. Bowes	3,189	$158,600	6,981	$39,650
Michael T. Hagan	2,875	$143,000	6,294	$35,750

(a)	Value based on the closing price of the common shares on the New York Stock Exchange on March 19, 2007 of $49.74.

(b)	Value based on a per option value of $5.68 arrived at a through a Black-Scholes analysis. See below for a description of the assumptions used in this analysis.

Additionally, Mr. Hagan received a special, one-time award of 2,010 restricted common shares in recognition of the accomplishment of the Company’s acquisition and disposition goals. The shares will vest ratably over a five-year period.

As noted, 20% of the value of the long term incentive award was delivered in options. Our options were valued at $5.68 per underlying share. This value was based on the following Black-Scholes assumptions:

•	5 year expected life

•	0.183 expected volatility

•	4.47% risk free interest rate

•	5.16% dividend yield

Based on this calculation, we awarded options to the named executive officers for the respective numbers of shares set forth below in the Grants of Plan Based Awards table. Our options generally vest 20% on the first anniversary of the date of grant, 50% on the second anniversary and 100% on the third anniversary. We believe that these vesting terms provide to our executives a meaningful incentive for continued employment.

We applied the remaining 80% of the long-term incentive award to restricted shares. The restricted share awards vest in equal 20% installments on the first through fifth anniversaries of the grant date. We believe that this vesting schedule serves as an incentive for continued employment.

Overall 2006 Compensation

The tables that follow this Compensation Discussion and Analysis set forth the compensation that our named executive officers were paid in 2006. In certain cases, however, decisions regarding compensation for 2006 services performed by our named executive officers were made in March 2007. In order to provide additional clarification on all compensation paid in consideration of 2006 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. This table shows the full fair value of the grants made in March 2007, as well as the cash compensation paid to these executives in 2006, and includes:

•	2006 annual salary;

•	2006 annual bonus award (bonus paid in cash in 2007 in consideration of 2006 performance);

•	Fair value of restricted shares and share options awarded in March 2007 in consideration of 2006 performance; and

•	Other compensation paid in 2006.

This table does not include amounts received by the named executive officers as dividends on awards granted for services performed prior to 2006, or as retention awards, that are shown as compensation in the Summary Compensation Table appearing on page 17.

			Shares		Options		All Other
	Salary	Annual Bonus(a)	Number	Value (b)	Number	Value (c)	Compensation(d)	Total

William P. Hankowsky	$500,000	$245,700	8,645	$430,000	18,926	$107,500	$18,682	$1,301,882
Robert E. Fenza	$355,000	$141,219	3,711	$184,600	8,125	$46,150	$2,000	$728,969
George J. Alburger, Jr.	$350,000	$139,230	3,659	$182,000	8,011	$45,500	$2,000	$718,730
James J. Bowes	$305,000	$121,329	3,189	$158,600	6,981	$39,650	$2,000	$626,579
Michael T. Hagan	$275,000	$109,395	2,875	$143,000	6,294	$35,750	$1,936	$565,081

(a)	Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. Messrs. Hankowsky, Alburger and Hagan exercised this option as to their entire annual bonuses and were awarded 3,920, 2,029 and 1,858 common shares, respectively. Mr. Fenza exercised this option as to $70,609 (one-half his annual bonus) and was awarded 1,029 common shares.

(b)	Value based on the closing price of the common shares on the New York Stock Exchange on March 19, 2007 of $49.74.

(c)	Value based on a per option value of $5.68 arrived at a through a Black-Scholes analysis. See Compensation Discussion and Analysis for a description of the assumptions used in this analysis.

(d)	Includes (i) amounts paid by the Company to purchase term life insurance policies for the Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan as follows: $1,500, $1,500, $1,500, $1,500 and $1,436, respectively; (ii) $16,682 in payments made to provide a car service to Mr. Hankowsky from time to time and (iii) $500 paid to each named executive officer as a holiday bonus; this amount is paid to each employee of the Company.

Share-Based Award Grant Practices

In 2006, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices encompass the following principles:

•	Share-based awards are to be approved annually by the Compensation Committee at a meeting set once the data required by the compensation formula is available, which generally occurs in mid-March.

•	The annual share-based awards will not be made when the Compensation Committee is aware that executive officers or non-employee trustees are in possession of material, non-public information.

•	While share-based awards other than annual awards may be granted, such awards will not be made to executive officers if the Compensation Committee is aware that they are in possession of material, non-public information.

•	The Compensation Committee has established that options are granted only on the date the Compensation Committee approves the grant and with an exercise price equal to the fair market value on the date of grant.

•	Backdating of options is prohibited.

Management Severance Plan

We have a management severance plan for a group of senior officers, including our named executive officers. Various aspects of this plan are described under “Payments upon Termination Events, Including Following a Change of Control.” The management severance plan provides for payments and other benefits to each of the named executive officers if we terminate the executive’s employment without cause or if the executive terminates employment for “good reason” within two years following a change of control. The management severance plan also provides that if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment to the named executive officer, which payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the named executive officer will retain the same amount as if no excise tax had been imposed. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and other officers listed on the Summary Compensation Table. Our policy is to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our equity awards have generally been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company. We believe that the compensation paid to our executives in 2006 was deductible.

As noted above, under the management severance plan, we will make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. We included this provision in the management severance plan in order to enhance the motivation of our named executive officers to further increase shareholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the management severance plan, and we do not believe that the provisions of the management severance plan should provide even a potential disincentive to our named executive officers’ pursuit of a change of control that otherwise might be in the best interests of the Trust and its shareholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change-in-control payment, as well as any taxes that accrue as a result of our reimbursement. We believe that this determination is appropriate given our named executive officers’ collective record in seeking to enhance shareholder value.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

In connection with 2006 compensation, Towers Perrin provided data and Mr. Bowes provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to named executive officers but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership of Senior Officers

Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Company, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Company’s officers at the Senior Vice President level and above.

The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer’s base salary) as follows: Chief Executive Officer: 5x; Chief Operating Officer, Chief Financial Officer, Chief Investment Officer and General Counsel: 3x; and Senior Vice Presidents: 1x.

The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements by January 31, 2008 or within five years of becoming subject to these requirements, as applicable. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (1) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (2) should, within three years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership.

The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

•	Company common shares acquired by a covered officer, including unvested restricted share awards;

•	Units of limited partnership interest in Liberty Property Limited Partnership; and

•	Company common shares owned directly by a covered officer’s spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a restricted share award, unless the Board otherwise permits.

Share Ownership of Trustees

The Board believes that trustees should be shareholders and have a financial stake in the Company. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Company’s common shares.

Additionally, the trustees are expected to own an amount of Company common shares equal in value to five times the annual retainer paid to trustees. The target date for acquiring such ownership is May 2010.

Perquisites and Other Personal Benefits

In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee share purchase plan and the severance plan for certain senior officers of the Trust described under “Management Severance Plan.”

In addition, in 2006 we reimbursed Mr. Hankowsky for the occasional use of a car service. The Company determined to reimburse Mr. Hankowsky for the car service because it determined that in those instances it was economically more productive for him to be able to continue to work while traveling in the car rather than be occupied by the task of driving.

Summary Compensation Table

The following table shows, for the year ended December 31, 2006, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to our named executive officers.

					Non-Equity	All
			Share	Option	Incentive Plan	Other
Name and Principal Position	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total

William P. Hankowsky	$500,000	$500	$848,170	$117,162	$—	$171,675	$1,637,507
President and Chief Executive Officer
Robert E. Fenza	$355,000	$500	$320,631	$55,533	$70,610	$40,760	$843,034
Executive Vice President and Chief Operating Officer
George J. Alburger, Jr.	$350,000	$500	$572,928	$56,337	$—	$94,706	$1,074,471
Executive Vice President and Chief Financial Officer
James J. Bowes	$305,000	$500	$173,142	$45,181	$121,329	$30,929	$676,081
General Counsel
Michael T. Hagan	$275,000	$500	$194,851	$21,881	$—	$14,914	$507,146
Chief Investment Officer

(1)	This column indicates the dollar amount recognized as compensation expense by the Trust for financial statement reporting purposes during 2006 under SFAS 123(R) with respect to restricted shares granted to the named executive officer. Accordingly, it includes amounts from awards made during and prior to 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts received by the named executive officers as 2006 compensation.

A portion of the amounts shown in this column reflects the election by Messrs. Hankowsky, Fenza, Alburger, and Hagan, consistent with a policy adopted by the Trust’s Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2006. By making such election, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the “Bonus Value”). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price per share of the common shares on March 19, 2007 ($49.74). The dollar amounts of Bonus Value recognized in accordance with SFAS 123(R) during 2006 are reflected under the Share Awards column. Pursuant to these elections, Messrs. Hankowsky, Fenza, Alburger and Hagan were awarded 3,920, 1,029, 2,029 and 1,858 common shares, respectively. Dividends will be paid on the common shares issued pursuant to such awards, and the contractual restrictions on sale related to such awards will expire on March 19, 2008.

(2)	This column indicates the dollar amount recognized as compensation expense by the Trust for financial statement reporting purposes during 2006 under SFAS 123(R) with respect to options to purchase common shares granted to the named executive officer. Accordingly, it includes amounts from grants made during and prior to 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts received by the named executive officers as 2006 compensation. For information regarding the assumptions made in the valuations of these amounts, see Footnote 10 to the Trust’s financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K for such year.

(3)	This column shows amounts of annual performance non-equity incentive compensation for 2006 taken by the named executive officers in cash.

(4)	Consists of amounts paid by the Company to purchase term life insurance policies for the Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan as follows: $1,500, $1,500, $1,500, $1,500 and $1,436. Includes dividends paid on unrestricted shares to Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan as follows: $74,419, $39,260, $37,169, $29,429 and $13,478. Includes unvested reinvested dividends paid on unvested restricted shares to Messrs. Hankowsky and Alburger as follows: $79,074 and $56,037. Includes $16,682 in payments made to provide a car service to Mr. Hankowsky from time to time.

Grants of Plan Based Awards

The following table summarizes plan based awards made to each of the named executive officers for 2006 under the Trust’s compensation plans:

										Grant Date
									Exercise	Fair
									or Base	Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Price of	Share and
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Option	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Awards

William P. Hankowsky	3/15/2006	(2)(3)	—	—	—	—	17,761	26,642	—	$860,000
	3/15/2006	(2)(4)	—	—	—	—	37,852	56,778	$48.42	$215,000
	N/A		—	$525,000	$787,500	—	—	—	—	N/A
Robert E. Fenza	3/15/2006	(2)(3)	—	—	—	—	7,625	11,437	—	$369,200
	3/15/2006	(2)(4)	—	—	—	—	16,250	24,375	$48.42	$92,300
	N/A		—	$301,750	$452,625	—	—	—	—	N/A
George J. Alburger, Jr.	3/15/2006	(2)(3)	—	—	—	—	7,518	11,276	—	$364,000
	3/15/2006	(2)(4)	—	—	—	—	16,021	24,032	$48.42	$91,000
	N/A		—	$297,500	$446,250	—	—	—	—	N/A
James J. Bowes	3/15/2006	(2)(3)	—	—	—	—	6,551	9,827	—	$317,200
	3/15/2006	(2)(4)	—	—	—	—	13,961	20,942	$48.42	$79,300
	N/A		—	$259,250	$388,875	—	—	—	—	N/A
Michael T. Hagan	3/15/2006	(2)(3)	—	—	—	—	5,907	8,860	—	$286,000
	3/15/2006	(2)(4)	—	—	—	—	12,588	18,882	$48.42	$71,500
	N/A		—	$233,750	$350,625	—	—	—	—	N/A

(1)	This award relates to the annual bonus that was available to be earned by the named executive officer for 2006. The actual amounts earned for 2006 pursuant to the annual bonus are set forth in the Summary Compensation Table under “Bonus” (or, where the Named Executive chose to take all or a portion of his annual bonus in the form of restricted shares, under “Share Awards”). Each named executive officer’s annual bonus is a function of salary, with each named executive officer able to earn a specified percentage of his salary (105% for chief executive officer and 85% for chief operating officer, chief financial officer, chief investment officer and chief legal officer). The base amount of the bonus is then subject to a multiplier, based on the Trust’s achievement with respect to the growth of its funds from operations, in accordance with the schedule set forth below:

FFO Growth Performance	Bonus Payout Multiplier

25th Percentile of Peer Group Median of Peer Group 75th Percentile of Peer Group	50% of Bonus Target 100% of Bonus Target 150% of Bonus Target

For amounts paid for 2006 the Compensation Committee adjusted the bonus formula by increasing the bonus payout percentage from 35.4% to 46.8%

(2)	These awards relate to the Long-Term Incentive (“LTI”) payment that was available to be earned by the named executive officer for 2006. The actual amounts earned as LTI for 2006 and granted to the named executive officers on March 19, 2007 pursuant to the long term incentive program, in terms of number of shares and options and the fair value thereof, are as follows:

	Shares		Option
	Number	Value(a)	Number	Value(b)

William P. Hankowsky	8,645	$430,000	18,926	$107,500
Robert E. Fenza	3,711	$184,600	8,125	$46,150
George J. Alburger, Jr.	3,659	$182,000	8,011	$45,500
James J. Bowes	3,189	$158,600	6,981	$39,650
Michael T. Hagan	2,875	$143,000	6,294	$35,750

(a)	Value based on the closing price of the common shares on the New York Stock Exchange on March 19, 2007 of $49.74.

(b)	Value based on a per option value of $5.68 arrived at a through a Black-Scholes analysis. See Compensation Discussion and Analysis for a description of the assumptions used in this analysis.

(3)	Award consists of restricted shares.

(4)	Award consists of options to purchase shares.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2006:

								Share Awards
													Equity
													Incentive
											Equity		Plan
	Option Awards										Incentive		Awards:
				Equity							Plan		Market or
				Incentive							Awards:		Payout
				Plan						Market	Number of		Value of
				Awards:						Value of	Unearned		Unearned
				Number of				Number of		Shares or	Shares,		Shares,
				Securities				Shares or		Units of	Units or		Units or
				Underlying				Units of		Shares	Other		Other
	Number of			Unexercised		Option	Option	Shares That		That	Rights That		Rights That
	Securities Underlying Unexercised Options			Unearned		Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Options(1)		Price	Date	Vested		Vested(2)	Vested(3)		Vested(2)

William P. Hankowsky	50,000	—		—		$27.875	1/2/2011	—		—	—		—
	100,362	—		—		$30.10	2/28/2012	—		—	—		—
	34,909	—		—		$31.22	2/28/2013	—		—	—		—
	24,586	24,586	(4)	—		$43.45	3/16/2014	—		—	—		—
	6,110	24,440	(5)	—		$40.35	3/16/2015	—		—	—		—
	—	14,982	(6)	—		$48.54	3/16/2016	—		—	—		—
	—	—		—		—	—	70,327	(7)	$3,455,869	—		—
	—	—		37,852	(8)	$49.74	3/19/2017	—		—	—		—
	—	—		—		—	—	—		—	17,501	(9)	$860,000
Robert E. Fenza	23,063	—		—		$25.44	3/13/2008	—		—	—		—
	87,388	—		—		$26.77	3/16/2011	—		—	—		—
	107,649	—		—		$30.10	2/28/2012	—		—	—		—
	27,768	—		—		$31.22	2/28/2013	—		—	—		—
	11,801	11,802	(4)	—		$43.45	3/16/2014	—		—	—		—
	2,580	10,319	(5)	—		$40.35	3/16/2015	—		—	—		—
	—	6,423	(6)	—		$48.54	3/16/2016	—		—	—		—
	—	—		—		—	—	16,739	(10)	$822,554	—		—
	—	—		16,250	(8)	$49.74	3/19/2017	—		—	—		—
	—	—		—		—	—	—		—	7,513	(9)	$369,200

								Share Awards
													Equity
													Incentive
											Equity		Plan
	Option Awards										Incentive		Awards:
				Equity							Plan		Market or
				Incentive							Awards:		Payout
				Plan						Market	Number of		Value of
				Awards:						Value of	Unearned		Unearned
				Number of				Number of		Shares or	Shares,		Shares,
				Securities				Shares or		Units of	Units or		Units or
				Underlying				Units of		Shares	Other		Other
	Number of			Unexercised		Option	Option	Shares That		That	Rights That		Rights That
	Securities Underlying Unexercised Options			Unearned		Exercise	Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Options(1)		Price	Date	Vested		Vested(2)	Vested(3)		Vested(2)

George J. Alburger, Jr.	42,806	—		—		$25.44	3/13/2008	—		—	—		—
	96,000	—		—		$21.875	2/26/2009	—		—
	128,040	—		—		$22.6875	2/29/2010	—		—	—		—
	51,674	—		—		$26.77	3/16/2011	—		—	—		—
	100,362	—		—		$30.10	2/28/2012	—		—	—		—
	25,649	—		—		$31.22	2/28/2013	—		—	—		—
	11,041	11,042	(4)	—		$43.45	3/16/2014	—		—	—		—
	2,518	10,072	(5)	—		$40.35	3/16/2015	—		—	—		—
	—	6,269	(6)	—		$48.54	3/16/2016				—		—
	—	—		—		—	—	43,089	(11)	$2,117,393	—		—
	—	—		16,021	(8)	$49.74	3/19/2017	—		—	—		—
	—	—		—		—	—	—		—	7,407	(9)	$364,000
James J. Bowes	37,500	—		—		$25.44	3/13/2008	—		—	—		—
	2,000	—		—		$21.875	2/26/2009	—		—	—		—
	90,695	—		—		$22.6875	2/29/2010	—		—	—		—
	19,085	—		—		$26.77	3/16/2011	—		—	—		—
	83,333	—		—		$30.10	2/28/2012	—		—	—		—
	16,119	—		—		$31.22	2/28/2013	—		—	—		—
	9,685	9,686	(4)	—		$43.45	3/16/2014	—		—	—		—
	2,208	8,836	(5)	—		$40.35	3/16/2015	—		—	—		—
	—	5,499	(6)	—		$48.54	3/16/2016	—		—	—		—
	—	—		—		—	—	12,712	(12)	$624,668	—		—
	—	—		13,961	(8)	$49.74	3/19/2017	—		—	—		—
	—	—		—		—	—	—		—	6,455	(9)	$317,200
Michael T. Hagan	4,470	4,470	(4)	—		$43.45	3/16/2014	—		—	—		—
	1,014	4,057	(5)	—		$40.35	3/16/2015	—		—	—		—
	—	3,917	(6)	—		$48.54	3/16/2016	—		—	—		—
	—	—		—		—	—	7,674	(13)	$377,100	—		—
	—	—		12,588	(8)	$49.74	3/19/2017	—		—	—		—
	—	—		—		—	—	—		—	5,820	(9)	$286,000

(1)	Reflects the target number of options to be awarded with respect to performance in 2006, which options will become exercisable 20% after the first year, 50% after two years, and 100% after three years.

(2)	Value is calculated by multiplying the number of shares subject to vesting by $49.14, the closing price of the common shares on the New York Stock Exchange on December 29, 2006, the last trading day of the year ended December 31, 2006.

(3)	Reflects the target number of restricted shares to be awarded with respect to performance in 2006, which shares vest in 20% installments on each of the first five anniversaries of the date of grant.

(4)	Represents options granted on March 16, 2004 with respect to the fiscal year ended December 31, 2003. Such options became exercisable up to 20% after the first year and 50% after two years, and will become exercisable 100% after three years.

(5)	Represents options granted on March 16, 2005 with respect to the fiscal year ended December 31, 2004. Such options became exercisable up to 20% after the first year, and will become exercisable 50% after two years and 100% after three years.

(6)	Represents options granted on March 16, 2006 with respect to the fiscal year ended December 31, 2005. Such options will become exercisable up to 20% after the first year, 50% after two years and 100% after three years.

(7)	These shares will vest as follows:

•	4,366 shares on February 28, 2007 (consisting of 20% portions of annual grants of 6,135 and 15,695 shares made, respectively, on February 28, 2002 and 2003);

•	3,139 shares on February 28, 2008 (a 20% portion of the annual grant of 15,695 shares made on February 28, 2003);

•	11,946 shares on March 16, 2007 (consisting of 5,712 shares granted on March 16, 2006 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus, and 6,234 shares (consisting of 20% portions of annual grants of 13,671, 11,145 and 6,358 shares made, respectively, on March 16, 2004, 2005 and 2006));

•	6,234 shares on March 16, 2008 and 6,235 on March 16, 2009 (consisting of 20% portions of annual grants of 13,671, 11,145 and 6,358 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	3,500 shares on March 16, 2010 (consisting of 20% portions of annual grants of 11,145 and 6,358 shares made, respectively, on March 16, 2005 and 2006); and

•	1,274 shares on March 16, 2011 (a 20% portion of the annual grant of 6,358 shares made on March 16, 2006).

The remaining 33,633 shares will vest on March 17, 2013 (Mr. Hankowsky’s sixty-second (62nd) birthday). These shares consist of 30,000 shares granted to Mr. Hankowsky on March 7, 2005 under the Share Incentive Plan, as well as dividends of an aggregate of 3,633 shares paid in connection with the Trust’s quarterly dividends to shareholders since date of grant. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Hankowsky. The restrictions on these shares will lapse as to all such shares on Mr. Hankowsky’s sixty-second (62nd) birthday, provided that Mr. Hankowsky continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Hankowsky’s death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

(8)	Represents the target number of options available to be earned by the named executive officer for 2006 as LTI compensation as established by the Board of Trustees on March 15, 2006. The actual grants were made on March 19, 2007, and consisted of grants of the following numbers of options, respectively, to Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan: 18,926, 8,125, 8,011, 6,981 and 6,294. See the Grants of Plan-Based Awards table and Compensation Discussion and Analysis for further discussion. The exercise price shown in this table is the closing price of the common shares on the New York Stock Exchange on March 19, 2007. The closing price of the common shares on the New York Stock Exchange on December 29, 2006 was $49.14.

(9)	Represents the target number of restricted shares available to be earned by the named executive officer for 2006 as LTI compensation as established by the Board of Trustees on March 15, 2006. The actual grants were made on March 19, 2007, and consisted of grants of the following numbers of restricted shares, respectively, to Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan: 8,645, 3,711, 3,659, 3,189 and 2,875. See the Grants of Plan-Based Awards table and Compensation Discussion and Analysis for further discussion.

(10)	These shares will vest as follows:

•	3,814 shares on February 28, 2007 (consisting of 20% portions of annual grants of 6,581 and 12,484 shares made, respectively, on February 28, 2002 and 2003);

•	2,496 shares on February 28, 2008 (a 20% portion of the annual grant of 12,484 shares made on February 28, 2003);

•	2,798 shares on each of March 16, 2007 and 2008 and 2,800 shares on March 16, 2009 (consisting of 20% portions of annual grants of 6,562, 4,706 and 2,726 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,487 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,706 and 2,726 shares made, respectively, on March 16, 2005 and 2006); and

•	546 shares on March 16, 2011 (a 20% portion of the annual grant of 2,726 shares made on March 16, 2006).

(11)	These shares will vest as follows:

•	3,533 shares on February 28, 2007 (consisting of 20% portions of annual grants of 6,135 and 11,531 shares made, respectively, on February 28, 2002 and 2003);

•	2,307 shares on February 28, 2008 (a 20% portion of the annual grant of 11,531 shares made on February 28, 2003);

•	6,074 shares on March 16, 2007 (consisting of 3,396 shares granted on March 16, 2006 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus, and 2,678 shares (consisting of 20% portions of annual grants of 6,139, 4,593 and 2,661 shares made, respectively, on March 16, 2004, 2005 and 2006));

•	2,678 shares on March 16, 2008 and 2,677 shares on March 16, 2009 (consisting of 20% portions of annual grants of 6,139, 4,593 and 2,661 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,453 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,593 and 2,661 shares made, respectively, on March 16, 2005 and 2006);

•	533 shares on March 16, 2011 (a 20% portion of the annual grant of 2,661 shares made on March 16, 2006).

The remaining 23,834 shares will vest on April 27, 2009 (Mr. Alburger’s sixty-second (62nd) birthday). These shares consist of 20,000 shares granted to Mr. Alburger on March 7, 2005 under the Share Incentive Plan, as well as dividends of an aggregate of 3,834 shares paid in connection with the Trust’s quarterly dividends to shareholders since date of grant. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Alburger. The restrictions on these shares will lapse as to all such shares on Mr. Alburger’s sixty-second (62nd) birthday, provided that Mr. Alburger continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Alburger’s death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

(12)	These shares will vest as follows:

•	2,471 shares on February 28, 2007 (consisting of 20% portions of annual grants of 5,094 and 7,247 shares made, respectively, on February 28, 2002 and 2003);

•	1,451 shares on February 28, 2008 (a 20% portion of the annual grant of 7,247 shares made on February 28, 2003);

•	2,348 shares on each of March 16, 2007 and 2008 and 2,349 shares on March 16, 2009 (consisting of 20% portions of annual grants of 5,386, 4,029 and 2,334 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,275 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,029 and 2,334 shares made, respectively, on March 16, 2005 and 2006); and

•	470 shares on March 16, 2011 (a 20% portion of the annual grant of 2,334 shares made on March 16, 2006).

(13)	These shares will vest as follows:

•	457 shares on February 28, 2007 and 461 shares on February 28, 2008 (consisting of 20% portions of the annual grant of 2,289 shares made on February 28, 2003);

•	3,321 shares on March 16, 2007 (consisting of 2,122 shares granted on March 16, 2006 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus, and 1,199 shares (consisting of 20% portions of annual grants of 2,486, 1,850 and 1,662 shares made, respectively, on March 16, 2004, 2005 and 2006));

•	1,199 shares on March 16, 2008 and 1,200 shares on March 16, 2009 (consisting of 20% portions of annual grants of 2,486, 1,850 and 1,662 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	702 shares on March 16, 2010 (consisting of 20% portions of annual grants of 1,850 and 1,662 shares made, respectively, on March 16, 2005 and 2006);

•	334 shares on March 16, 2011 (a 20% portion of the annual grant of 1,662 shares made on March 16, 2006).

Option Exercises and Shares Vested

During 2006, the number of shares acquired and value realized on the exercise of option awards and the number of shares acquired and the value realized on vesting of share awards for each of the named executive officers were as follows:

	Option Awards		Share Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting	on Vesting

William P. Hankowsky	—	—	13,462	$637,029
Robert E. Fenza	76,383	$1,426,249	9,423	$443,055
George J. Alburger, Jr.	34,746	$634,938	8,956	$421,440
James J. Bowes	—	—	4,349	$201,825
Michael T. Hagan	79,905	$1,404,073	3,446	$165,551

Equity Compensation Plan Information

The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2006.

Number of
Securities Remaining
Available for
Future Issuance
	Number of		Under Equity
	Securities to		Compensation Plans
	be Issued	Weighted-Average Exercise	(Excluding Securities
	Upon Exercise	Price of	Reflected in
	of Outstanding	Outstanding Options,	Column 1
	Options,Warrants	Warrants and	of this
Plan Category	and Rights(1)	Rights	table)(1)

Equity Compensation Plans Approved by Security Holders	2,556,663	$31.83	3,063,169
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,556,663	$31.83	3,063,169

(1)	Does not reflect restricted shares and options awarded in 2006 with respect to the fiscal year ended December 31, 2006. Taking into account restricted shares and options awarded in 2007 with respect to the fiscal year ended December 31, 2006 on March 19, 2007 the numbers listed above would be as follows: 2,722,507 (number of shares to be issued); $32.92 (weighted-average price); and 2,816,329 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

The Trust has a management severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan. The tables below reflect the amounts that would be payable to the named executive officers upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment, in each of the following cases: termination by the Trust not for Cause (as defined in the management severance plan and described below), retirement, in the event of death or disability and following a Change of Control (as defined in the management severance plan and described below). The amounts indicated are based on the assumption that the termination occurred as of December 31, 2006. On December 29, 2006, the last trading day prior to December 31, 2006, the Trust’s common shares of beneficial interest had a closing sale price on the New York Stock Exchange of $49.14 per share. Actual amounts payable would vary based on the date of the named executive officer’s termination and can only be finally determined at that time.

In general, the management severance plan applies similarly to each of the named executive officers as follows: In the event of (i) the termination of the named executive officer other than “for cause” or (ii) the named executive officer’s voluntary termination of his employment for “good reason,” in either case within two years following a “change of control,” the named executive officer would receive the following: (a) an amount equal to 2.99 times the sum of his current annual base salary plus the largest annual performance bonus paid to him over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the named executive officer would become entitled to receive a tax reimbursement payment that would put him in the same financial position after the application of the excise tax as he would have been in if the excise tax did not apply to such amounts.

Payments Made Upon Termination by Trust Not for Cause

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	unused vacation pay

Payments Made Upon Retirement

Under the terms of the agreements pursuant to which the named executive officers have been granted their options and restricted shares, the vesting of unvested options or restricted shares at the retirement of the named executive officer is generally based upon a sliding scale taking into account the named executive officer’s age and length of service to the Trust. The following table illustrates this scale:

	Minimum Years
Age	of Service to Trust	Amount to Vest

55-56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer’s retirement shall vest as of the date of retirement
57-58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer’s retirement shall vest as of the date of retirement
59-60	6	Options and restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer’s retirement shall vest as of the date of retirement
61-62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer’s retirement shall vest as of the date of retirement
63-64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer’s retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

As of December 31, 2006, the named executive officers were the following ages and had the following years of service to the Trust:

		Years
Name	Age	of Service

William P. Hankowsky	55	6
Robert E. Fenza	49	22+
George J. Alburger, Jr.	59	11+
James J. Bowes	53	10+
Michael T. Hagan	49	17+

The options that so become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination by Trust Not for Cause” above, all unvested options or restricted shares owned by the named executive officers will vest immediately. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer’s employment with the Trust due to his death or disability.

Payments Made Upon a Termination Following a Change of Control

The Trust has a Management Severance Plan to which each of the named executive officers is a party. Pursuant to these agreements, if an executive’s employment is terminated within two years following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination by Trust Not for Cause”:

•	the named executive officer will receive:

•	a lump sum severance payment of 2.99 times the sum of the executive’s current annual base salary plus the largest annual performance bonus paid to him over the previous five years;

•	a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, assuming achievement of the target level of the performance goals;

•	a lump sum amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs;

•	an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments; and

•	continuation of employee group benefits coverage for a period of three years after the date of termination.

•	all options and restricted shares held by the executive, as well as contributions previously made by the Trust to the individual’s account under the 401(k) plan, will automatically vest

The Management Severance Plan to which the named executive officers are parties has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Under the Management Severance Plan, a change of control is deemed to occur on:

• the date of on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

• the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust’s assets are consummated, other than a transaction in which holders of the Trust’s shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity’s voting securities just after the transaction (without regard to such holder’s ownership of the acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

• the first date on which (1) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust’s shares just prior to the transaction will have at least 50% of the voting power of the surviving entity’s voting securities just after the transaction (without regard to such holder’s ownership of the acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (2) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

• the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

• the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$404,777	—	$404,777	$2,802,706
Value of Accelerated Share-Based Awards	—	—	3,819,560	3,819,560
Excise Tax Gross-Up	—	—	—	2,022,596

Total	$404,777	—	$4,224,337	$8,644,862

Robert E. Fenza

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$477,123	—	$477,123	$1,712,024
Value of Accelerated Share-Based Awards	—	—	984,206	984,206
Excise Tax Gross-Up	—	—	—	—

Total	$477,123	—	$1,461,329	$2,696,230

George J. Alburger, Jr.

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$384,942	—	$384,942	$1,799,440
Value of Accelerated Share-Based Awards	—	$2,174,924	2,272,475	2,272,475
Excise Tax Gross-Up	—	—	—	—

Total	$384,942	$2,174,924	$2,657,417	$4,071,915

James J. Bowes

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$269,348	—	$269,348	$1,476,541
Value of Accelerated Share-Based Awards	—	—	760,464	760,464
Excise Tax Gross-Up	—	—	—	—

Total	$269,348	—	$1,029,812	$2,237,005

Michael T. Hagan

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$316,970	—	$316,970	$1,312,282
Value of Accelerated Share-Based Awards	—	—	440,407	440,407
Excise Tax Gross-Up	—	—	—	—

Total	$316,970	—	$757,377	$1,752,689

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Trust’s executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that during 2006, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects, except for the late filing of a Form 4 with respect to Mr. Hagan with respect to the sale of an aggregate of 4,400 common shares. This Form 4 was filed approximately one month after it was due.

TRUSTEE COMPENSATION

The following table shows the compensation paid to the members of the Trust’s Board of Trustees for the year ended December 31, 2006.

	Fees
	Earned
	or Paid	Share	Option	All Other
Name	in Cash	Awards(1)(2)	Awards(1)(2)	Compensation	Total

Frederick F. Buchholz	$46,500	$34,500	$18,265	—	$99,265
Thomas C. DeLoach, Jr.	$58,000	$34,500	$18,265	—	$110,765
Daniel P. Garton	$40,500	$34,500	$18,265	—	$93,265
J. Anthony Hayden	$46,000	$34,500	$18,265	—	$98,765
M. Leanne Lachman	$48,000	$34,500	$18,265	—	$100,765
David L. Lingerfelt	$34,000	$34,500	$18,265	—	$86,765
Jose A. Mejia	$46,000	$34,500	$7,840	—	$88,340
John A. Miller	$47,500	$34,500	$18,265	—	$100,265
Stephen B. Siegel	$42,000	$34,500	$18,265	—	$94,765

(1)	The aggregate numbers of shares and shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2006 are as follows: Mr. Buchholz (25,301 shares; options to purchase 40,000 shares); Mr. DeLoach (29,609 shares; options to purchase 17,500 shares); Mr. Garton (2,708 shares; options to purchase 25,000 shares); Mr. Hayden (72,074 shares; options to purchase 50,000 shares); Ms. Lachman (28,319 shares; options to purchase 40,000 shares); Mr. Lingerfelt (8,156 shares; options to purchase 45,000 shares); Mr. Mejia (711 shares; options to purchase 10,000 shares); Mr. Miller (16,254 shares; options to purchase 50,000 shares); and Mr. Siegel (14,119 shares; options to purchase 50,000 shares).

(2)	The grant date fair values of the shares awards and option awards made to each of the non-employee trustees in 2006 were $48.54 and $4.93, respectively.

The 2007 compensation policy for trustees who are not also officers and full-time employees of the Trust is the same as the policy that was in place in 2006. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares having a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings.

Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Trust’s financial statements since the Trust’s inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP during 2006 and 2005

Ernst & Young LLP was the Trust’s independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005. Certain 2005 fee amounts have been adjusted to reflect billings received subsequent to issuance of the proxy statement for our 2006 annual meeting of shareholders.

Audit Fees.  Fees for audit services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2005 were $825,900 and $920,900, respectively. These services included (i) the audit of the Trust’s annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, and (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements.

Audit-Related Fees.  Fees for audit-related services that were reasonably related to the performance of the 2006 and 2005 audits or reviews of the Trust’s financial statements and are not reported under the preceding paragraph totaled $1,500 and $2,485, respectively. These fees were for accounting research software.

Tax Fees.  Fees billed to the Trust by Ernst & Young LLP during 2006 and 2005 for professional services rendered for tax compliance, tax advice and tax planning totaled $35,412 and $146,920, respectively.

All Other Fees.  There were no other fees billed to the Trust by Ernst & Young LLP during 2006 or 2005.

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (a) general pre-approval of certain specified services and (b) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate to one or more of its members’ pre-approval authority with respect to permitted services.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

Shareholder ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm is not required by the Trust’s Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

The Audit Committee has considered whether Ernst & Young LLP’s provision of services other than professional services rendered for the audit and review of the Trust’s annual financial statements is compatible with maintaining Ernst & Young LLP’s independence, and has determined that it is so compatible.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Ratification requires the affirmative vote of the holders of a majority of the common shares represented at the Meeting.

PROPOSAL TO AMEND AND RESTATE THE LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN

Summary

On April 4, 2007, our Board adopted, subject to shareholder approval, an amended and restated Liberty Property Trust Amended and Restated Share Incentive Plan, effective May 17, 2007 (the “2007 Plan” or the “Plan”). Our Board has directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the Meeting. Shareholder approval is being sought (i) in order to meet the New York Stock Exchange corporate governance listing standards, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive share options to meet the requirements of the Code.

We currently maintain the Liberty Property Trust Amended and Restated Share Incentive Plan. The Plan was previously approved by shareholders on May 16, 2006 and, as of December 31, 2006 had 2,556,663 shares remaining available for issuance. Said Plan provides for the grant of incentive share options, nonqualified share options and awards of restricted shares. The 2007 Plan amends and restates the previous Plan by, among other things, expanding the type of grants that may be awarded under the Plan.

Our Board believes that the approval of the 2007 Plan by the shareholders will further our compensation structure and strategy. Our Board has concluded that our ability to attract, retain and motivate top quality employees, non-employee members of the Board, and consultants and advisors is material to our success and would be enhanced by the ability to make grants under the 2007 Plan.

The material terms of the 2007 Plan are summarized below.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms: (i) incentive share options, (ii) nonqualified share options (incentive share options and nonqualified share options are collectively referred to as “options”), (iii) share appreciation rights (“SARs”), (iv) share awards, (v) share units, (vi) dividend equivalents, and (vii) other awards.

Subject to adjustment in certain circumstances as described below, the Plan authorizes 12,826,256 of our common shares for issuance or transfer.

If and to the extent options or SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any share awards, share units, or other awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the Plan will become available again for issuance or transfer under the Plan.

Administration.  The Plan will be administered and interpreted by the Compensation Committee of our Board (the “Committee”). However, our Board will approve and administer all grants made to non-employee trustees. The Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of those individuals identified at the beginning of this Proxy Statement as members of the “Compensation Committee” under “Committees of the Board of Trustees,” each of whom is a non-employee trustee of the Company.

The Board may establish a committee to make grants to employees who are not executive officers of the Trust; such committee may award no more than (i) 8,000 of our common shares during any calendar year, (ii) 1,000 of our common shares with respect to any one grant, and (iii) two grants per calendar year with respect to any one individual.

Eligibility for Participation.  All of our employees and the employees of our subsidiaries, all of our non-employee trustees, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of our common shares that are subject to each grant.

Types of Awards

Share Options

The Committee may grant options intended to qualify as incentive share options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified share options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our parent or subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan may be equal to or greater than the last reported sale price of the underlying common shares on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding shares, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a common share on the date of grant.

The Committee will determine the term of each option which shall not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding shares, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of our common shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Unless the Committee provides otherwise, a grantee’s options generally will become vested and exercisable in full when the grantee ceases to be employed by, or provide service to, us by reason of death, disability, or retirement. The Committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, retirement, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability, retirement, or death, the grantee’s options will terminate 36 months following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) if the Committee permits, by delivering common shares already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of common shares having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.

The Plan provides to each non-employee trustee an automatic annual grant of an NQSO to purchase 5,000 of our common shares, provided such person is a member of the Board on the grant date. The NQSO will become exercisable with respect to 20% of the shares subject to the NQSO after one year, 50% of the shares subject to the NQSO after two years, and will be fully exercisable after three years. The exercise price is equal to the fair market value of a share of our common shares on the date the NQSO is granted. The NQSO will terminate after the first to occur of (i) the tenth anniversary of the date of grant or (ii) the third month anniversary of the date of termination of the grantee’s services as a member of the Board for any reason other than death, disability or retirement, or the 36-month anniversary of the date of termination of the grantee’s services as a member of the Board as a result of the grantee’s death, disability or retirement.

Share Awards

The Committee may grant share awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the share awards and may impose restrictions on the share awards. If restrictions are imposed on share awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines.

The Committee will determine the number of our common shares subject to the grant of share awards and the other terms and conditions of the grant. The total number of our common shares that may be granted pursuant to share awards under the Plan may not exceed 2,500,000 shares, subject to adjustment by the Committee.

Unless the Committee determines otherwise, a grantee will have the right to vote our common shares and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to share awards will be subject to the achievement of performance goals or other conditions.

Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s share award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those common shares must be immediately returned to us.

Share Units

The Committee may grant share units to anyone eligible to participate in the Plan. Each share unit provides the grantee with the right to receive a common share or an amount based on the value of a common share at a future date. The Committee will determine the number of share units that will be granted, whether share units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to share units.

Share units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a share unit becomes distributable, it will be paid to the grantee in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the share units vest, or if other conditions are not met, the grantee’s share units will be forfeited.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common shares on the date of exercise over the base amount for the SAR. Payment will be made in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a common share on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within the period of time after termination of employment or service as applied to options.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with share units or other awards. Dividend equivalents are payable in cash or common shares and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Committee.

Other Awards

The Committee may grant other awards, which are grants other than options, share awards, share units, and SARs. The Committee may grant other awards to anyone eligible to participate in the Plan. These grants may be based on or measured by our common shares, and will be payable in cash, in common shares, or in a combination of cash and common shares. The terms and conditions for other awards will be determined by the Committee.

Qualified Performance-Based Compensation.  The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of share awards, share units, other awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: share price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), funds from operations, adjusted funds from operations, certain levels of operating expense, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, targeted financing or capital market objectives or specified, objective, individual performance goals or metrics.

To the extent the Committee deems appropriate, considering the requirements of section 162(m) of the Code, the Committee may adjust the performance goals to reflect a change in corporate capitalization (such as a share split or share dividend) or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Trust’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, share split, share dividend, combination of shares or other changes in the Trust’s corporate structure or shares, or any other change of a similar nature.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals; however, the Committee will have the discretion to reduce such compensation, based on the Committee’s determination of the grantee’s achievement of the designated performance goals and other factors, including but not limited to subjective performance goals, as the Committee determines.

After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of share awards, share units, other awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

The maximum amount of compensation that is payable to a grantee upon the achievement of designated performance goals during a calendar year is $7,500,000, inclusive of any accrual of dividend equivalents during the calendar year. Such compensation would consist, with respect to the grant to any individual during any calendar year, of no more than 1,000,000 shares in the form of SARs, share awards, share units, dividend equivalents and other awards, and no more than 750,000 shares underlying options.

Deferrals.  The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of common shares that would otherwise be due to the grantee in connection with any share units or other awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.  If there is any change in the number or kind of our common shares outstanding (i) by reason of a share dividend, spinoff, recapitalization, share split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding common shares as a class without our receipt of consideration, or if the value of outstanding common shares is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of common shares available for issuance under the Plan, the maximum number of common shares for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control.  In the event of a change of control, the Committee may take whatever actions it deems necessary or desirable with respect to any or all outstanding grants. Without limiting the foregoing, the Committee may: (i) determine that outstanding options and SARs will accelerate and become exercisable, in whole or in part, (ii) determine that the restrictions and conditions on outstanding share awards will lapse, in whole or in part, (iii) determine that grantees holding share units and other awards will receive a payment in settlement of such share units and other awards in an amount determined by the Committee, (iv) determine that each grantee who was awarded an other award subject to the achievement of performance goals during a performance period in which the Change of Control occurs, may receive an other award for the performance period in such amount and at such time as the Committee determines, (v) require that grantees surrender their outstanding options and SARs in exchange for a payment by the Trust, in cash or common shares as determined by the Committee, in an amount equal to the amount by which the then fair market value of the common shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of SARs, as applicable, (vi) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, or (vii) determine that all outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender, termination or settlement will take place as of the date of the change of control or such other date as the Committee may specify. The Committee will have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding grants will continue in effect according to their terms. The Committee making the determinations following a change of control must be comprised of the same members as those on the Committee immediately before the change of control.

Transferability of Grants.  Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Termination of Grants.  If a grantee’s employment or service is terminated for cause, or if the Committee determines that events occurred during the grantee’s employment or service that indicate that the Trust had grounds to support a termination for cause, then all outstanding grants to the grantee, whether vested or not, will terminate as of the date of the events giving rise to the cause determination, and the Trust will have no obligation to deliver any future common shares in connection with any grant to the grantee.

Participants Outside of the United States.  If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

Amendment and Termination of the Plan.  The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on May 17, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with shareholder consent.

Shareholder Approval for Qualified Performance-Based Compensation.  If share awards, share units, other awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Trust’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Grants Under the Plan.  Non-employee trustees receive an automatic annual grant of an NQSO to purchase 5,000 common shares, provided such person is a member of the Board on the grant date. The NQSO will become exercisable with respect to 20% of the shares subject to the NQSO after one year, 50% of the shares subject to the NQSO after two years, and is fully exercisable after three years. The exercise price is equal to the fair market value of a common share on the date the NQSO is granted. The NQSO will terminate after the first to occur of (i) the tenth anniversary of the date of grant or (ii) the third month anniversary of the date of termination of the grantee’s services as a member of the Board for any reason other than death, disability or retirement, or the 36-month anniversary of the date of termination of the grantee’s services as a member of the Board as a result of the grantee’s death, disability or retirement.

It is intended that any employee who is a “covered employee” within the meaning of Section 162(m) of the Code will be eligible to receive annual bonus awards as an other award under the Plan. The Committee will determine the terms and conditions applicable to such annual bonus awards, which will be payable in cash or, at the participant’s election, restricted shares based on the achievement of objective performance goals over a designated performance period. The Committee has discretion to reduce, but not increase, the maximum award payable to any participant. If the shareholders do not approve the 2007 Plan, the annual bonus awards described herein will not be paid under the plan or otherwise.

The last sales price of a common share on March 20, 2007, was $50.08 per share.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of common shares or payment of cash under the Plan. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable as capital gain when the common shares are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If common shares, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a share option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if common shares acquired upon exercise of the share option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, plus interest, in addition to ordinary income tax, at the time the grant becomes vested, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Share units, share awards, dividend equivalents, and other awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in common shares by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR approval of the above proposal. Approval of the above proposal requires the affirmative vote of the holders of a majority of the common shares represented at the Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Joseph Fenza, the brother of Robert E. Fenza, an Executive Vice President of the Trust, is our Director of Landscaping and was paid compensation of approximately $95,000 for such services in 2006.

Alan Lingerfelt, the brother of David L. Lingerfelt, one of our trustees, is employed as a Senior Vice President of the Trust in our Richmond, Virginia office and was paid compensation of approximately $305,000 for such services in 2006. In addition, for his services in 2006 Mr. Lingerfelt received a long-term incentive award of options to purchase 6,592 common shares and 1,756 restricted shares. These awards vest over five and three years, respectively, in accordance with our standard practices.

POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

Our Codes of Conduct for Trustees and for Executive Officers mandate that officers and trustees bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Following any disclosure, our General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or trustee in question. After this review, the Chairman of the Audit Committee and the General Counsel determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. In considering any such transaction, the Audit Committee or the Board of Trustees, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Trust to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management’s assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the auditing standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Statement on Auditing Standard No. 61, as modified by Statement on Auditing Standard No. 90 (Communication with Audit Committees). The Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as modified and supplemented, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1. In addition, the Committee has considered the effect of the independent registered public accounting firm’s provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm’s maintenance of independence.

The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K). Ernst & Young LLP’s reports related to its audits of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas C. DeLoach, Jr. (Chair)
Daniel P. Garton
M. Leanne Lachman
John A. Miller

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

The Corporate Governance and Nominating Committee has developed and the Board has adopted the Governance Guidelines, which are posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee
J. Anthony Hayden (Chair)
Frederick F. Buchholz
Jose A. Mejia
John A. Miller

The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee
M. Leanne Lachman (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
Jose A. Mejia

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, all of whom were members of the Compensation Committee throughout 2006, are Mr. Buchholz, Mr. DeLoach, Ms. Lachman and Mr. Mejia. Mr. Siegel also served as a member of the Compensation Committee until December 2006. None of the members of the Compensation Committee were officers or employees of the Company or its subsidiary during 2006, were formerly officers of the Company or its subsidiary, or had any relationship with the Company since the beginning of 2006 which requires disclosure under applicable Securities and Exchange Commission regulations.

CORPORATE GOVERNANCE

Independence of Trustees

The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee’s immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Messrs. Hankowsky and Lingerfelt, meets these standards, and is independent.

In connection with the Board’s annual affirmative determination as to the independence of the members of the Board, the Board considered certain transactions including: the purchase of telephone equipment from Lucent Technologies, Mr. Mejia’s former employer; the purchase of airline tickets from American Airlines, Mr. Garton’s employer; the payment of real estate brokerage fees to CB Richard Ellis, Mr. Siegel’s employer; and the payment of real estate brokerage fees to Beacon Commercial Real Estate, Mr. Hayden’s former employer.

As to the individuals, it was determined that they did not fail any of the tests set forth in Rule 303A.02(b) and that none of the aforementioned transactions represented a material relationship.

Code of Conduct

The Trust has a code of conduct for its chief executive officer and senior financial officers, including the Trust’s principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com.

In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2006 Annual Meeting of Shareholders was attended by all of the trustees except Stephen B. Siegel who had an obligation which conflicted with the meeting.

Communications with Shareholders

The Trust provides the opportunity for the shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to corporatesecretary@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson, Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Independent Trustees, each c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

All communications received in accordance with this process will be reviewed by the Trust’s management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Trust or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee’s qualifications and be accompanied by the nominee’s written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust’s By-laws.

Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See “Committees of the Board of Trustees — Corporate Governance and Nominating Committee.”

Meetings of Non-Management and Independent Trustees

The Board has instituted regularly scheduled executive sessions of the Board of Trustees, whereby non-management trustees meet at least twice each year, and the independent trustees at least once each year, in executive sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will rotate presiding over these sessions.

PROPOSALS OF SECURITY HOLDERS

All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2008 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 17, 2007 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2008 Annual Meeting of Shareholders.

A shareholder of the Trust may wish to have a proposal presented at the 2008 Annual Meeting of Shareholders, but not to have such proposal included in the Trust’s proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust’s By-laws, notice of any such proposal must be received by the Trust between February 16, 2008 and March 18, 2008. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust may engage a proxy solicitor to distribute the Trust’s shareholder materials and solicit proxies. The Trust may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $7,500. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust’s Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Annex A
LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN

LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN
     The purpose of the Liberty Property Trust Amended and Restated Share Incentive Plan (the “Plan”) is to provide (i) employees of Liberty Property Trust (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Trustees of the Company with the opportunity to receive grants of incentive share options, nonqualified share options, share appreciation rights, share awards, share units and other awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan is an amendment and restatement of the Liberty Property Trust Amended and Restated Share Incentive Plan and shall be effective as of May 17, 2007, subject to approval by the shareholders of the Company.
     Section 1. Definitions
     The following terms shall have the meanings set forth below for purposes of the Plan:
          (a) “Board” shall mean the Board of Trustees of the Company.
          (b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, or (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information.
          (c) “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events:
               (i) The date on which the shareholders of the Company (or the Board, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;
               (ii) the date on which the transactions contemplated by a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company are consummated, other than a transaction in which the holders of Company Shares immediately prior to the transaction will have at least fifty percent (50%) of the voting power of the acquiring entity’s voting securities immediately after such transaction (without regard to such holders’ ownership of such acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders immediately following such transaction in substantially the same proportion among themselves as such holders’ ownership of Company Shares immediately before such transaction;
               (iii) the first date on which (A) the transactions contemplated by a definitive agreement to merge or consolidate the Company with or into the other constituent entity, or to merge such other entity with or into the Company, have been consummated, other than, in any such case, a merger or consolidation of the Company in which the holders of Company Shares immediately prior to the merger or consolidation will have at least fifty percent (50%) of the voting power of the surviving entity’s voting securities immediately after such merger or consolidation (without regard to such holders’ ownership of such acquiring entity’s voting securities immediately before or contemporaneously with such merger or consolidation), which voting securities are to be held by such holders immediately following such merger or consolidation in substantially the same proportion among themselves as such holders’ ownership of Company Shares immediately before such merger or consolidation, and (B) members of the Board prior to the consummation of such merger or consolidation cease to constitute a majority of the Board;
               (iv) the date on which any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, as amended (other than the Company or any subsidiary or any employee benefit plan sponsored or maintained by the Company or any subsidiary), shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding Company Shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for Company Shares); or
               (v) the first day after which a majority of the members of the Board shall have been members of the Board for less than two (2) years, unless the nomination for election of each new trustee who was not a trustee at the beginning of such two (2)-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (e) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.
          (f) “Company” shall mean Liberty Property Trust and shall include its successors.
          (g) “Company Shares” shall mean the common shares of beneficial interest ($0.001 par value) of the Company.
          (h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.
          (i) “Dividend Equivalent” shall mean an amount determined by multiplying the number of Company Shares subject to a Grant by the per-share cash dividend paid by the Company on outstanding Company Shares, or the per-share fair market value (as determined by the Committee) of any dividend paid on outstanding Company Shares in consideration other than cash.
          (j) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
          (k) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Share Awards and Share Units, a Grantee who has served as both an Employee and a trustee shall not be considered to have terminated employment or service until the Grantee ceases to be both an Employee and member of the Board).
          (l) “Employer” shall mean the Company and each of its subsidiaries and, as relevant, affiliates of the Company.
          (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (n) “Exercise Price” shall mean the purchase price of Company Shares subject to an Option.
          (o) “Fair Market Value” of Company Shares means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Shares is a national securities exchange, the last reported sale price of Company Shares on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Shares on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Shares are not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.
          (p) “Grant” shall mean a grant of Options, SARs, Share Awards, Share Units or Other Awards under the Plan.
          (q) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.

          (r) “Grantee” shall mean an Employee, Key Advisor, or Non-Employee Trustee who receives a Grant under the Plan.
          (s) “Incentive Share Option” shall mean an option to purchase Company Shares that is intended to meet the requirements of section 422 of the Code.
          (t) “Key Advisor” shall mean a consultant or advisor of an Employer.
          (u) “Non-Employee Trustee” shall mean a member of the Board who is not an Employee.
          (v) “Nonqualified Share Option” shall mean an option to purchase Company Shares that is not intended to meet the requirements of section 422 of the Code.
          (w) “Option” shall mean an Incentive Share Option or Nonqualified Share Option granted under the Plan.
          (x) “Other Award” shall mean any Grant based on, measured by or payable in Company Shares, as described in Section 10.
          (y) “Retirement” shall mean a termination of a Grantee’s employment or services for the Company or an affiliate at any time after such Grantee has (i) reached age 65, (ii) attained age 55 or 56 with at least 10 years of employment or services for the Company or an affiliate, (iii) attained age 57 or 58 with at least 8 years of employment or services for the Company or an affiliate, (iv) attained age 59 or 60 with at least 6 years of employment or services for the Company or an affiliate, (v) attained age 61 or 62 with at least 4 years of employment or services for the Company or an affiliate, or (vi) attained age 63 or 64 with at least 2 years of employment or services for the Company or an affiliate.
          (z) “SAR” shall mean a share appreciation right with respect to a Company Share.
          (aa) “Share Award” shall mean an award of Company Shares, with or without restrictions.
          (bb) “Share Unit” shall mean a unit that represents a hypothetical Company Share.
     Section 2. Administration
          (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. To the extent grants are to be made to individuals subject to the provisions of Section 162(m) of the Code, the Committee, if applicable, should consist of two or more persons who are “outside Trustees” as defined under Section 162(m) of the Code, and related Treasury regulations, and “non-employee Trustees” as defined under Rule

16b-3 under the Exchange Act. Subject to the provisions of Section 6(i), the Board shall approve and administer all grants made to Non-Employee Trustees. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Compensation Committee of the Board or any successor Board committee performing substantially the same functions.
          (b) Committee Authority. Subject to the provisions of Section 2(d), the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
          (d) Non-Executive Officer Award Committee. The Board may establish a Non-Executive Officer Award Committee which, notwithstanding anything in this Plan to the contrary, shall have the power, solely with respect to employees of the Company who are not executive officers of the Company, to make Grants, subject to the following terms and limitations:
               (i) The Non-Executive Officer Award Committee may make Grants only to employees who are not executive officers of the Company.
               (ii) The maximum number of Company Shares that may be awarded by the Non-Executive Officer Award Committee during any calendar year is 8,000 shares. The maximum number of Company Shares that may be granted with respect to any one Grant is 1,000 shares. No individual may receive in excess of two Grants made by the Non-Executive Officer Award Committee in any calendar year.
               (iii) The Non-Executive Officer Award Committee may set such vesting terms with respect to the Grants as it deems appropriate.

               (iv) In all other respects, the Grants made by the Non-Executive Officer Award Committee shall be governed by the terms of the Grant Instrument relating to the Grant, as appropriate and in the form then authorized by the Committee.
               (v) The powers of the Non-Executive Officer Award Committee shall be as enumerated in this Section 2(d); the Non-Executive Officer Award Committee shall not otherwise perform the functions of the Committee under this Plan.
               (vi) The Committee may also make Grants to non-executive officer employees in accordance with the provisions of the Plan.
     Section 3. Grants
     Awards under the Plan may consist of grants of Options as described in Section 6, Share Awards as described in Section 7, Share Units as described in Section 8, SARs as described in Section 9 and Other Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
     Section 4. Shares Subject to the Plan
          (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of Company Shares that may be issued or transferred under the Plan is 12,826,256 shares. Shares issued or transferred under the Plan may be authorized but unissued Company Shares or reacquired Company Shares, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Share Units or Other Awards are forfeited, terminated or otherwise not paid in full, any shares subject to such Grants shall again be available for purposes of the Plan.
          (b) Individual Limits. All Grants under the Plan shall be expressed in Company Shares, except for Other Awards, which may be expressed in Company Shares. The maximum aggregate number of Company Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below.
          (c) Adjustments. If there is any change in the number or kind of Company Shares outstanding (i) by reason of a share dividend, spinoff, recapitalization, share split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation,

(iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Company Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Company Shares available for issuance under the Plan, the maximum number of Company Shares for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Company Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
     Section 5. Eligibility for Participation
          (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board), Key Advisors, and Non-Employee Trustees shall be eligible to participate in the Plan.
          (b) Selection of Grantees. The Committee shall select the Employees, Key Advisors, and Non-Employee Trustees to receive Grants and shall determine the number of Company Shares subject to a particular Grant in such manner as the Committee determines.
     Section 6. Options
     The Committee may grant Options to an Employee, Key Advisor, or Non-Employee Trustee upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
          (a) Number of Shares. The Committee shall determine the number of Company Shares that will be subject to each Grant of Options to Employees and Non-Employee Trustees and Key Advisors. Notwithstanding any provision to the contrary herein, no Grantee shall be granted options to acquire more than seven hundred fifty thousand (750,000) Company Shares during any calendar year.
          (b) Type of Option and Price.
               (i) The Committee may grant Incentive Share Options or Nonqualified Share Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Share Options may be granted only to employees of the

Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Share Options may be granted to Employees, Key Advisors and Non-Employee Trustees.
               (ii) The Exercise Price of Company Shares subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a Company Share on the date the Option is granted. However, an Incentive Share Option may not be granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all classes of shares of beneficial interest of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a Company Share on the date of grant.
          (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Share Option that is granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all classes of shares of beneficial interest of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
          (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. Notwithstanding any provision to the contrary herein, and except as may otherwise be set forth by the Committee in the Grant Instrument with respect to any Grant, in the event a Grantee ceases to be employed by, or provide service to, the Employer by reason of death, Disability, or Retirement all of the Grantee’s Options shall become vested and exercisable in full at the time of such cessation of employment or service.
          (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (f) Termination of Employment, Disability, Death or Retirement.
               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor, or member of the Board.
               (ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, Retirement, death or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
               (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within thirty-six (36) months the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (v) If the Grantee dies while employed by, or providing service to, the Employer (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within thirty-six (36) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (vi) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within thirty-six (36) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.
          (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) if the Committee permits, by delivering Company Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of Company Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Company Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
          (h) Limits on Incentive Share Options. Each Incentive Share Option shall provide that, if the aggregate Fair Market Value of the Company Shares on the date of the grant with respect to which Incentive Share Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other share option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Share Option. An Incentive Share Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.
          (i) Special Provisions Relating to Grants of Options to Non-Employee Trustees. Options granted pursuant to the Plan to Non-Employee Trustees shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 6(i). Options granted pursuant to this Section 6(i) shall be evidenced by a Grant Instrument in such form as the Committee shall approve from time to time, and which shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time consistent with the terms of the Plan. In no circumstances shall a grant of Options under this Section 6(i) or the terms and conditions of which cause a Non-Employee Trustee to lose his or her status as a “non-employee director” (as that term is used for purposes of Rule 16b-3) or as an “outside director” for purposes of section 162(m) of the code or under applicable exchange rules.
               (i) Timing of Grants; Number of Shares Subject to Options; Exercisability of Options; Exercise Price. Each Non-Employee Trustee shall be granted annually, an Option to purchase five thousand (5,000) Company Shares provided such person is a member of the Board on such grant date. Each such Option shall be a Nonqualified Share Option exercisable with respect to twenty percent (20%) of the shares subject to such Option after the first anniversary of the date of grant, exercisable with respect to fifty percent (50%) of the shares after the second anniversary of the date of grant, and fully exercisable after the third anniversary of the date of grant. The Exercise Price shall be equal to the Fair Market Value of a Company Share on the date the Option is granted.
               (ii) Termination of Options Granted Pursuant to Section 6(i). No Option granted pursuant to this Section 6(i) shall be exercisable after the first to occur of the following:
                    (A) The tenth anniversary of the date of grant.
                    (B) The third month anniversary of the date of termination of the Grantee’s services as a member of the Board for any reason other than death, Disability or Retirement, or the thirty-sixth month anniversary of the date of termination of the Grantee’s services as a member of the Board as a result of the Grantee’s death, Disability or Retirement.
     Section 7. Share Awards
     The Committee may issue or transfer Company Shares to an Employee, Key Advisor, or Non-Employee Trustee under a Share Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Share Awards:
          (a) General Requirements. Company Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
          (b) Number of Shares. The Committee shall determine the number of Company Shares to be issued or transferred pursuant to a Share Award and the restrictions applicable to such shares. The total number of Company Shares which may be granted pursuant to Share Awards under the Plan shall not exceed two million five hundred thousand (2,500,000) shares.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Share Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those Company Shares must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Share Award except under Section 15(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Share Awards until all restrictions on such shares have lapsed. Each certificate for a Share Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Share Awards until all restrictions on such shares have lapsed.
          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Share Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
          (f) Lapse of Restrictions. All restrictions imposed on Share Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Share Awards, that the restrictions shall lapse without regard to any Restriction Period.
     Section 8. Share Units
     The Committee may grant Share Units, each of which shall represent one hypothetical share of Company Shares, to an Employee, Key Advisor, or Non-Employee Trustee, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Share Units:
          (a) Crediting of Units. Each Share Unit shall represent the right of the Grantee to receive a Company Share or an amount of cash based on the value of a Company Share, if and when specified conditions are met. All Share Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
          (b) Terms of Share Units. The Committee may grant Share Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Share Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Share Units to be granted and the requirements applicable to such Share Units.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Share Units, or if other conditions established by the Committee are not met, the Grantee’s Share Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Payment With Respect to Share Units. Payments with respect to Share Units shall be made in cash, Company Share or any combination of the foregoing, as the Committee shall determine.
     Section 9. Share Appreciation Rights
     The Committee may grant SARs to an Employee, Key Advisor, or Non-Employee Trustee separately or in tandem with any Option. The following provisions are applicable to SARs:
          (a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor, or Non-Employee Trustee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Share Option, SARs may be granted only at the time of the Grant of the Incentive Share Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Company Share as of the date of Grant of the SAR.
          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Company Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Company Shares.
          (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
          (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the share appreciation for the number of SARs exercised. The share appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Shares on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
          (f) Form of Payment. The appreciation in an SAR shall be paid in Company Shares, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of Company Shares to be received, Company Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.
     Section 10. Other Awards
     The Committee may grant Other Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that may be based on or measured by Company Shares, to any Employee, Key Advisor, or Non-Employee Trustee, on such terms and conditions as the Committee shall determine. Other Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Shares or any combination of the foregoing, as the Committee shall determine.
     Section 11. Dividend Equivalents
     The Committee may grant Dividend Equivalents in connection Share Units or Other Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Company Shares, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.
     Section 12. Qualified Performance-Based Compensation
     The Committee may determine that Share Awards, Share Units, Other Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Share Awards, Share Units, Other Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
          (a) Performance Goals.
               (i) When Share Awards, Share Units, Other Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code.
               (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: share price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), funds from operations, adjusted funds from operations, certain levels of operating expense, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, targeted financing or capital market objectives or specified, objective, individual performance goals or metrics.
               (iii) To the extent the Committee deems appropriate, considering the requirements of section 162(m) of the Code, the Committee may adjust the performance goals to reflect a change in corporate capitalization (such as a share split or share dividend) or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, share split, share dividend, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature.
          (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals; however, the Committee shall have discretion to reduce such compensation, based on the Committee’s determination of the Grantee’s achievement of the designated performance goals and other factors, including but not limited to subjective performance goals, as the Committee determines.
          (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Share Awards, Share Units, Other Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. The maximum amount of compensation that is payable upon achievement of designated performance goals with respect to a Grantee during any calendar year is $7,500,000, inclusive of any accrual of Dividend Equivalents during such calendar year.
          (d) Death, Disability or Other Circumstances. The Committee may provide that Share Awards, Share Units, Other Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
     Section 13. Deferrals
     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Share Units or Other Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.
     Section 14. Withholding of Taxes
          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
          (b) Election to Withhold Shares. Unless the Committee provides otherwise with respect to a Grant, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Shares by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
     Section 15. Transferability of Grants
          (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Share Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

          (b) Transfer of Nonqualified Share Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Share Options (other than a Nonqualified Share Option granted under Section 6(i) above) to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     Section 16. Consequences of a Change of Control
          (a) Committee Action. In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any or all outstanding Grants. The Committee shall have the authority to set forth in each individual Grant Instrument the effect of a Change of Control on such Grant. Without limiting the foregoing, the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control upon such other event as the Committee determines, (iii) determine that Grantees holding Share Units and Other Awards shall receive a payment in settlement of such Share Units and Other Awards in an amount determined by the Committee, (iv) determine that each Grantee who was awarded an Other Award subject to the achievement of performance goals during a performance period in which the Change of Control occurs, may receive an Other Award for the performance period in such amount and at such time as the Committee determines, (v) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Company Shares subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of SARs, as applicable, (vi) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (vii) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms.
          (b) Committee Status. The Committee making the determinations under this Section 16 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control.

     Section 17. Requirements for Issuance or Transfer of Shares
     No Company Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Company Shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing Company Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     Section 18. Amendment and Termination of the Plan
          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
          (b) [reserved]
          (c) Shareholder Re-Approval Requirement. If Share Awards, Share Units, Other Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.
          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.
          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(g) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(g) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.
          (f) Effective Date of the Plan. The Plan was originally effective February 26, 1997, and most recently amended and restated effective April 5, 2004. The Plan as amended and restated herein shall be effective as of May 17, 2007, subject to shareholder approval the Plan.

     Section 19. Miscellaneous
          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant share options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.
          (b) Termination of Grants. In the event of a Grantee’s termination of employment or service for Cause, or in the event of a determination by the Committee that events occurred during the employment or service of a Grantee that indicate that the Company had grounds to support a termination for Cause of the Grantee, the following shall apply to all Grants made to the Grantee: (i) all outstanding Grants (whether vested or unvested) shall terminate as of the date of the events giving rise to the Cause determination, and (ii) the Company shall have no obligation to deliver any future Company Shares in connection with any Grant to the Grantee.
          (c) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
          (d) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.
          (e) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Trustee or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
          (f) No Fractional Shares. No fractional Company Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (g) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Company Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Share Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
          (h) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
          (i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

Annex B
PROXY
LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     The undersigned shareholder of LIBERTY PROPERTY TRUST (the “Trust”) hereby appoints William P. Hankowsky and Robert E. Fenza, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 17, 2007, at 11:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.
     The Board of Trustees recommends a vote FOR both of the nominees of the Board of Trustees in the election of trustees, FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007 and FOR approval of the proposal to amend and restate the Trust’s Amended and Restated Share Incentive Plan, without increasing the number of shares available for grant thereunder, including among other things to add to the types of awards available for grant under the Plan.

SEE REVERSE SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/X/ Please mark votes as in this example.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” both of the nominees of the Board of Trustees in the election of trustees, “FOR” ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007 and “FOR” approval of the proposal to amend and restate the Trust’s Amended and Restated Share Incentive Plan, without increasing the number of shares available for grant thereunder, including among other things to add to the types of awards available for grant under the Plan. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

1. Election of two Class I trustees to hold office until 2010.
Nominees: (01) J. Anthony Hayden and (02) M. Leanne Lachman

FOR	WITHHELD
☐	☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.	Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Approval of the proposal to amend and restate the Trust’s Amended and Restated Share Incentive Plan, without increasing the number of shares available for grant thereunder, including among other things to add to the types of awards available for grant under the Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS ☐ CHANGE AND NOTE AT LEFT
The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.
NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Signature:	Date:	Signature:	Date: